Amalgamated Financial Corp. Reports Second Quarter 2026 Financial Results; Record Profitability | Margin Rises to 3.78% | Guidance Raised Deposit Growth of $280 Million | Loan Growth of $115 Million NEW YORK, July 23, 2026 – (BUSINESS WIRE) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the second quarter ended June 30, 2026. Priscilla Sims Brown, President and Chief Executive Officer, commented, “This quarter showcases the power of the franchise we have built. With the strongest balance sheet in our history and one of the most differentiated deposit franchises in banking, we are successfully converting balance sheet growth into record earnings, record profitability, and a scalable platform for future performance.” Second Quarter 2026 Highlights Profitability and Revenue • Record net income of $34.8 million, or $1.15 per diluted share. • Record core net income1 of $33.1 million, or $1.10 per diluted share. • Net revenue of $98.4 million, or $3.26 per diluted share. • Provision expense normalized to $4.4 million following the reserve build recorded in the prior quarter. Deposits and Liquidity • On-balance sheet deposits increased $280.3 million, or 3.4%, to $8.5 billion. • Off-balance sheet deposits were $1.0 billion. • Political deposits increased $211.9 million, or 11.4%, to $2.1 billion, surpassing the peak achieved during the 2024 presidential election cycle. • Average cost of deposits at 146 basis points, where non-interest-bearing deposits comprised 39% of total deposits. • Cash, borrowing capacity, and unpledged securities totaled $4.8 billion, or 100% of total uninsured deposits. Margin and Assets • Net interest margin increased 3 basis points to 3.78%. • Net interest income grew $5.9 million, or 7.4%, to $86.1 million. • Net loans receivable increased $114.9 million, or 2.3%, to $5.1 billion. • Net commercial loans grew $155.1 million, or 4.5%, to $3.6 billion. • PACE assessments grew $40.2 million, or 3.1%, to $1.3 billion, including CPACE growth of $31.0 million. Capital and Returns • Tangible book value per share1 increased $0.88, or 3.3%, to $27.47. • Tier 1 leverage ratio was 9.20% and Common Equity Tier 1 ratio was 14.20%. • Tangible common equity1 ratio was 8.74%. • Core return on average tangible common equity1 of 16.51% and core return on average assets1 of 1.42%. • On June 9, 2026, a new $40 million share repurchase program was approved. • Paid dividend of $5.2 million, at $0.17 per share. 1 1 Definitions are presented under “Non-GAAP Financial Measures”. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on the Company’s website, www.amalgamatedbank.com.

Second Quarter Earnings

Net income was $34.8 million, or $1.15 per diluted share, compared to $25.2 million, or $0.84 per diluted share, for the prior quarter. The $9.6 million increase during the quarter was primarily driven by $9.1 million lower provision for credit losses, and a $5.9 million increase in net interest income. This was partially offset by a $1.4 million increase in non-interest expense, as well as a $1.0 million decrease in non-interest income, which includes a $0.6 million decrease in ICS One-Way Sell fee income from off-balance sheet deposits. There was also a $3.0 million increase in income tax expense.

Core net income[1] was $33.1 million, or $1.10 per diluted share, compared to $24.1 million, or $0.80 per diluted share for the prior quarter. The table below shows a pre-tax gain of $2.3 million related to non-core income items, $0.1 million of non-core pre-tax expense items, and $0.6 million in tax on notable items were excluded in the calculation of core net income in the second quarter of 2026. For additional details on each component item within the non-core income and expense figures listed below, please see the GAAP to Non-GAAP reconciliation included at the end of this document.

(in thousands)	As of and for the Three Months Ended		
Core net income	**June 30, 2026**	**March 31, 2026**	**QoQ Change**
Net Income (GAAP)	$ 34,766	$ 25,223	$ 9,543
Add: Non-core (income)/losses	(2,264)	(2,086)	(178)
Add: Non-core expense	80	622	(541)
Add: Tax benefit (expense) on notable items	555	380	175
Core net income (non-GAAP)	$ 33,137	$ 24,139	$ 8,999

Net interest income was $86.1 million, compared to $80.2 million for the prior quarter. Interest earning asset yields rose 3 basis points to 5.14%. Loan interest income increased $2.5 million and loan yields increased 3 basis points as average loan balances increased $109.4 million, reflecting repricing upside from commercial loan origination. Similarly, interest income on securities increased $5.2 million and securities yields increased 2 basis points as capital was allocated to PACE origination and AFS securities purchases in the quarter. Conversely, expense on total interest-bearing deposits increased $1.9 million as more deposits were brought back on-balance sheet in the quarter, resulting in the average balance of total interest-bearing deposits increasing by $320.7 million.

Net interest margin was 3.78%, an increase of 3 basis points from 3.75% in the prior quarter. The increase was primarily due to interest income generated from the origination of higher-yielding commercial loans and newly purchased AFS securities. In addition, interest income recaptured from the payoff of a nonaccrual construction loan and one-time commercial prepayment fees largely offset income lost from loans moved to nonaccrual status in the prior quarter. Income from prepayment penalties had a 3 basis point impact on net interest margin in the current quarter, compared to a non-material impact in the prior quarter. Total cost of deposits remained flat.

Provision for credit losses was an expense of $4.4 million, compared to an expense of $13.5 million in the prior quarter. The decrease of $9.1 million was primarily driven by $9.2 million of specific reserves established in the prior quarter on $78.0 million of multifamily loans to a single-borrower after the borrower indicated an expected default. Management continues to evaluate resolution alternatives on these loans, including foreclosure, note sales, or other exit strategies. During the current quarter, reserves on three of these loans that have been on nonaccrual status since the fourth quarter of 2025 were increased by a combined $1.1 million as the loans move closer to resolution. Offsetting this increase in reserves was a release of $1.5 million on a nonaccrual construction loan that was paid off during the quarter. The remaining provision expense in the second quarter was primarily driven by expected consumer charge-offs and additional required reserves from the ACL model calculation.

2

Non-interest income was $12.3 million, compared to $13.3 million in the prior quarter. Excluding all non-core income items noted above, core non-interest income1 was $10.0 million, compared to $11.2 million in the prior quarter. The decrease was primarily related to lower core solar tax equity income due to exiting a solar tax investment in the previous quarter, as well as a discrete benefit from BOLI policies in the prior quarter. Non-interest expense was $47.3 million, an increase of $1.4 million from the prior quarter. Excluding all non-core expense items noted above, core non-interest expense1 was $47.2 million, an increase of $2.0 million from the prior quarter. This was mainly driven by $2.0 million of higher compensation and employee benefit costs consisting of accruals related to increased performance, as well as for the additional payroll period in 2026. In addition, there was an expected $0.8 million increase in technology costs related to implementation of key modernization projects. This was offset by a $0.6 million decrease in occupancy expense, and a $0.7 million decrease in professional fees. Provision for income tax expense was $11.9 million, compared to $8.8 million for the prior quarter. The effective tax rate was 25.4%, compared to 26.0% in the prior quarter. The decrease was primarily the result of the recognition of a $0.5 million tax credit purchased in the quarter. Excluding the purchased tax credit and other discrete tax items, the current quarter tax rate would have been 26.4%. The tax credits are included in the annualized effective tax rate. Balance Sheet Quarterly Summary Total assets expanded to $9.4 billion at June 30, 2026, a $240.6 million, or 3% increase and total average assets were $9.3 billion. Notable changes within individual balance sheet line items include a $81.2 million increase in traditional securities and a $114.9 million increase in net loans receivable, primarily funded by more deposits held on-balance sheet. For liabilities, on-balance sheet deposits increased by $280.3 million and average total deposits increased by $460.7 million, reflecting growth across the labor, social/philanthropy, and political segments. Off-balance sheet deposits decreased by $96.8 million in the quarter. Equity grew by $27.4 million. Total net loans receivable at June 30, 2026 were $5.1 billion, an increase of $114.9 million, or 2.3% for the quarter. The loan balance increase was primarily driven by an $85.1 million increase in multifamily loans, a $56.2 million increase in commercial real estate loans, and a $13.2 million increase in commercial and industrial loans. Portfolios in non-growth mode included a $11.5 million decrease in consumer solar loans, and a $26.5 million decrease in residential loans. Total on-balance sheet deposits at June 30, 2026 were $8.5 billion, an increase of $280.3 million, or 3.4%, during the quarter. Including accounts held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $2.1 billion, an increase of $211.9 million during the quarter. Non-interest-bearing deposits represented 40% of average total deposits and 39% of ending total deposits for the quarter, contributing to an average cost of total deposits of 146 basis points. Super-core deposits1 totaled approximately $5.1 billion, and had a weighted average life of 17 years. Total uninsured deposits were $4.8 billion, comprising 57% of on-balance sheet deposits. Nonperforming assets totaled $102.7 million, or 1.09% of period-end total assets at June 30, 2026, an increase of $3.8 million, compared with $98.9 million, or 1.08% of period-end total assets on a linked quarter basis. The increase in nonperforming assets was driven by one $5.3 million New York multifamily loan that was placed on nonaccrual status this quarter. In addition, two small business loans totaling $0.1 million were also placed on nonaccrual status. This was partially offset by the payoff of a $2.3 million legacy non-performing construction loan. During the quarter, criticized or classified loans decreased $9.0 million, largely driven by the upgrade of one $9.1 million commercial and industrial loan. Also, there were payoffs of one $3.3 million commercial real estate loan, one $2.3 million construction loan mentioned above, and two small business loans totaling $0.4 million. Lastly, two additional small business loans totaling $0.2 million were charged off during the quarter. This was partially offset by downgrades on one $6.2 million multifamily loan, and nine small business loans totaling $0.7 million. 3

During the quarter, the allowance for credit losses on loans increased $0.7 million to $68.9 million. The ratio of allowance to total loans was 1.34%, a decrease of 1 basis point from 1.35% in the first quarter of 2026. Capital Quarterly Summary As of June 30, 2026, the Common Equity Tier 1 Capital ratio was 14.20%, the Total Risk-Based Capital ratio was 16.43%, and the Tier 1 Leverage Capital ratio was 9.20%. Stockholders’ equity was $835.0 million, an increase of $27.4 million during the quarter. The increase in stockholders’ equity was primarily driven by $34.8 million of net income for the quarter, offset by an increase of $4.2 million in accumulated other comprehensive loss due to the tax-effected mark-to-market adjustment on available for sale securities resulting from increases in long-term rates during the quarter, and $5.2 million in dividends paid at $0.17 per outstanding share. Tangible book value per share1 increased 3.3% to $27.47. Tangible common equity1 increased slightly to 8.74% of tangible assets due to higher quarterly earnings, offset by an increase in average balance sheet size. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its second quarter 2026 results today, July 23, 2026 at 11:00 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Second Quarter 2026 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13761665. The telephonic replay will be available until July 30, 2026. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and bank holding company. Founded in 1923 by the Amalgamated Clothing Workers of America, it provides commercial banking and trust services through Amalgamated Bank, a New York-based commercial bank and chartered trust company with offices or branches in New York City, Washington, D.C., Northern California, and Boston. The Bank is a member of the Global Alliance for Banking on Values and a certified B Corporation®. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” “Core efficiency ratio,” “Super-core deposits,” “Tangible assets,” “Tangible book value,” and “Traditional securities.” Management utilizes this information to compare operating performance for June 30, 2026, versus certain periods in 2026 and 2025 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to- 4 period comparisons and are meaningful indications of operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to the core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare the results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, costs related to branch closures, restructuring/severance costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. The Company believes the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, and restructuring/severance. The Company believes the most directly comparable GAAP financial measure is total non-interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, subdebt repurchase gain, and tax credits and accelerated depreciation on solar equity investments. The Company believes the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. The Company believes the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. The Company believes the most directly comparable GAAP financial measure is total deposits. 5

“Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. The Company believes the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, goodwill and core deposit intangibles. The Company believes that the most directly comparable GAAP financial measure is total stockholders’ equity. “Tangible common equity ratio” is “Tangible common equity” divided by “Tangible assets.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an equity ratio calculated by dividing average equity by average assets. "Traditional securities" is defined as total investment securities excluding PACE assessments. The Company believes the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” and “intend,” as well as other similar words and expressions of the future. Forward- looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in core markets, which may have an adverse impact on business, operations and financial performance; 2. deterioration in the financial condition of borrowers, as well as deterioration in the reputational profile of borrowers, resulting in significant increases in credit losses and provisions for those losses; 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in deposits, including an increase in uninsured deposits; 5. ability to maintain sufficient liquidity to meet deposit and debt obligations as they come due, which may require that the Company sell investment securities at a loss, negatively impacting net income, earnings and capital; 6. unfavorable conditions in the capital markets, which may cause declines in stock price and the value of investments; 7. negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; 8. fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; 9. the general decline in the real estate and lending markets, particularly in commercial real estate in the Company’s market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi- family housing; 10. implementation by the current presidential administration of a regulatory reform agenda that is significantly different from that of the prior presidential administration, impacting the rule making, supervision, examination and enforcement of the banking regulation agencies; 11. changes in U.S. trade policies and other global political factors beyond the Company’s control, including the imposition of tariffs, which raise economic uncertainty, potentially leading to slower growth and a decrease in loan demand; 12. the outcome of legal or regulatory proceedings that may be instituted against us; 13. inability to achieve organic loan and deposit growth and the composition of that growth; 6

14. composition of the Company’s loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which the Company operates; 15. inaccuracy of the assumptions and estimates the Company makes and policies that the Company implements in establishing the allowance for credit losses; 16. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 17. any matter that would cause the Company to conclude that there was impairment of any asset, including intangible assets; 18. limitations on the ability to declare and pay dividends; 19. the impact of competition with other financial institutions, including pricing pressures and the resulting impact on results, including compression to net interest margin; 20. increased competition for experienced members of the workforce including executives in the banking industry; 21. a failure in or breach of operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 22. increased regulatory scrutiny, privacy concerns, and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; 23. a downgrade in the Company’s credit rating; 24. “greenwashing claims” against the Company and environmental, social, and governance ("ESG") products and increased scrutiny and political opposition to ESG and diversity, equity, and inclusion ("DEI") practices; 25. any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters) affecting the markets in which the Company operates; 26. physical and transitional risks related to climate change as they impact the business and the businesses that the Company finances; 27. future repurchase of the Company’s shares through the Company’s common stock repurchase program; and 28. descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7

Consolidated Statements of Income (unaudited)

($ in thousands)	Three Months Ended June 30, 2026 (unaudited)	Three Months Ended March 31, 2026 (unaudited)	Three Months Ended June 30, 2025 (unaudited)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
INTEREST AND DIVIDEND INCOME					
Loans	$ 66,019	$ 63,471	$ 58,723	$ 129,490	$ 116,566
Securities	49,552	44,189	43,737	93,741	85,390
Interest-bearing deposits in banks	1,592	1,653	1,639	3,246	2,833
Total interest and dividend income	117,163	109,313	104,099	226,477	204,789
INTEREST EXPENSE					
Deposits	30,563	28,614	30,593	59,177	59,510
Borrowed funds	543	543	597	1,087	1,793
Total interest expense	31,106	29,157	31,190	60,264	61,303
NET INTEREST INCOME	86,057	80,156	72,909	166,213	143,486
Provision for credit losses	4,429	13,488	4,890	17,917	5,486
Net interest income after provision for credit losses	81,628	66,668	68,019	148,296	138,000
NON-INTEREST INCOME					
Trust Department fees	4,232	4,306	3,879	8,538	8,069
Service charges on deposit accounts	6,863	7,204	3,873	14,067	7,311
Bank-owned life insurance income	648	1,322	796	1,971	1,422
Losses on sale of securities and other assets, net	(39)	(822)	(1,041)	(861)	(1,721)
Gain on sale of loans and changes in fair value on loans held-for-sale, net	—	12	18	12	850
Equity method investments income (loss)	227	624	51	850	(2,458)
Other income	373	640	449	1,013	957
Total non-interest income	12,304	13,286	8,025	25,590	14,430
NON-INTEREST EXPENSE					
Compensation and employee benefits	27,181	25,750	23,240	52,930	46,554
Occupancy and depreciation	3,523	4,155	3,476	7,677	6,768
Professional fees	3,008	3,736	3,283	6,744	8,022
Technology	7,412	6,618	5,485	14,030	11,103
Office maintenance and depreciation	484	550	570	1,034	1,199
Amortization of intangible assets	105	105	144	209	287
Advertising and promotion	900	605	412	1,505	463
Federal deposit insurance premiums	1,030	1,005	900	2,035	1,800
Other expense	3,669	3,364	3,074	7,036	6,038
Total non-interest expense	47,312	45,888	40,584	93,200	82,234
Income before income taxes	46,620	34,066	35,460	80,686	70,196
Income tax expense	11,854	8,843	9,471	20,697	19,179
Net income	$ 34,766	$ 25,223	$ 25,989	$ 59,989	$ 51,017
Earnings per common share - basic	$ 1.16	$ 0.85	$ 0.85	$ 2.01	$ 1.67
Earnings per common share - diluted	$ 1.15	$ 0.84	$ 0.84	$ 1.99	$ 1.65

8

Consolidated Statements of Financial Condition

($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025
Assets	(unaudited)	(unaudited)	
Cash and due from banks	$ 4,173	$ 4,752	$ 4,501
Interest-bearing deposits in banks	163,611	174,976	286,716
Total cash and cash equivalents	167,784	179,728	291,217
Securities:			
Available for sale, at fair value			
Traditional securities	2,034,532	1,928,067	1,580,049
Property Assessed Clean Energy ("PACE") assessments	206,302	215,198	203,502
	2,240,834	2,143,265	1,783,551
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $38, $40, and $41, respectively	441,428	466,741	476,950
PACE assessments, net of allowance for credit losses of $749, $709, and $703, respectively	1,130,119	1,081,119	1,077,065
	1,571,547	1,547,860	1,554,015
Loans held for sale	459	459	2,814
Loans receivable, net of deferred loan origination fees and costs	5,149,085	5,033,358	4,957,273
Allowance for credit losses	(68,939)	(68,155)	(57,586)
Loans receivable, net	5,080,146	4,965,203	4,899,687
Resell agreements	59,271	66,134	48,662
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	5,249	5,009	5,009
Accrued interest receivable	63,795	56,248	65,128
Premises and equipment, net	20,237	10,107	4,685
Bank-owned life insurance	108,451	107,802	108,941
Right-of-use lease asset	7,551	9,413	9,602
Deferred tax asset, net	33,310	31,336	30,750
Goodwill	12,936	12,936	12,936
Intangible assets, net	704	808	913
Equity method investments	5,505	5,578	7,979
Other assets	33,762	29,006	43,947
Total assets	$ 9,411,541	$ 9,170,892	$ 8,869,836
Liabilities			
Deposits	$ 8,458,414	$ 8,178,084	$ 7,949,241
Borrowings	69,754	69,568	69,547
Operating leases	9,094	11,511	12,255
Other liabilities	39,286	104,155	44,329
Total liabilities	8,576,548	8,363,318	8,075,372
Stockholders' equity			
Common stock, par value $0.01 per share	315	315	312
Additional paid-in capital	296,491	294,464	294,134
Retained earnings	616,925	587,323	567,269
Accumulated other comprehensive loss, net of income taxes	(40,796)	(36,586)	(32,088)
Treasury stock, at cost	(37,942)	(37,942)	(35,163)
Total stockholders' equity	834,993	807,574	794,464
Total liabilities and stockholders' equity	$ 9,411,541	$ 9,170,892	$ 8,869,836

9

Select Financial Data As of and for the As of and for the Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, (Shares in thousands) 2026 2026 2025 2026 2025 Selected Financial Ratios and Other Data: Earnings per share Basic $ 1.16 $ 0.85 $ 0.85 $ 2.01 $ 1.67 Diluted 1.15 0.84 0.84 1.99 1.65 Core net income (non-GAAP) Basic $ 1.11 $ 0.81 $ 0.88 $ 1.92 $ 1.77 Diluted 1.10 0.80 0.88 1.90 1.75 Book value per common share $ 27.93 $ 27.05 $ 24.79 $ 27.93 $ 24.79 Tangible book value per share (non-GAAP) $ 27.47 $ 26.59 $ 24.33 $ 27.47 $ 24.33 Common shares outstanding, par value $.01 per share(1) 29,900 29,857 30,412 29,900 30,412 Weighted average common shares outstanding, basic 29,878 29,815 30,558 29,847 30,619 Weighted average common shares outstanding, diluted 30,189 30,150 30,758 30,184 30,872 (1) 70,000,000 shares authorized; 31,207,172, 31,163,813, and 30,983,139 shares issued for the periods ended June 30, 2026, March 31, 2026, and June 30, 2025 respectively, and 29,900,147, 29,856,788, and 30,412,241 shares outstanding for the periods ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively. 10

Select Financial Data

	As of and for the Three Months Ended			As of and for the Six Months Ended	
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Selected Performance Metrics:					
Return on average assets	1.49 %	1.15 %	1.23 %	1.33 %	1.23 %
Core return on average assets (non-GAAP)	1.42 %	1.10 %	1.28 %	1.27 %	1.30 %
Return on average equity	17.04 %	12.61 %	14.06 %	14.85 %	14.06 %
Core return on average tangible common equity (non-GAAP)	16.51 %	12.28 %	14.90 %	14.42 %	15.21 %
Average equity to average assets	8.77 %	9.13 %	8.78 %	8.94 %	8.75 %
Tangible common equity to tangible assets (non-GAAP)	8.74 %	8.67 %	8.60 %	8.74 %	8.60 %
Loan yield	5.21 %	5.18 %	5.05 %	5.20 %	5.03 %
Securities yield	5.12 %	5.10 %	5.11 %	5.11 %	5.13 %
Deposit cost	1.46 %	1.46 %	1.62 %	1.46 %	1.61 %
Net interest margin	3.78 %	3.75 %	3.55 %	3.76 %	3.55 %
Efficiency ratio [1]	48.10 %	49.11 %	50.14 %	48.59 %	52.07 %
Core efficiency ratio (non-GAAP)	49.15 %	49.55 %	49.21 %	49.34 %	50.64 %
Asset Quality Ratios:					
Nonaccrual loans to total loans	1.98 %	1.97 %	0.74 %	1.98 %	0.74 %
Nonperforming assets to total assets	1.09 %	1.08 %	0.41 %	1.09 %	0.41 %
Allowance for credit losses on loans to nonaccrual loans	67.50 %	68.95 %	170.02 %	67.50 %	170.02 %
Allowance for credit losses on loans to total loans	1.34 %	1.35 %	1.25 %	1.34 %	1.25 %
Annualized net charge-offs to average loans	0.25 %	0.27 %	0.30 %	0.26 %	0.26 %
Liquidity Ratios:					
2 day Liquidity Coverage of Uninsured Deposits %	99.86 %	101.76 %	96.73 %	99.86 %	96.73 %
Cash and Borrowing Capacity Coverage of Uninsured, Non-Supercore Deposits (%)	171.27 %	176.29 %	167.94 %	171.27 %	167.94 %
Capital Ratios:					
Tier 1 leverage capital ratio	9.20 %	9.33 %	9.22 %	9.20 %	9.22 %
Tier 1 risk-based capital ratio	14.20 %	14.20 %	14.13 %	14.20 %	14.13 %
Total risk-based capital ratio	16.43 %	16.50 %	16.43 %	16.43 %	16.43 %
Common equity tier 1 capital ratio	14.20 %	14.20 %	14.13 %	14.20 %	14.13 %

[1] Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income

11

amalgamated
FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At June 30, 2026		At March 31, 2026		At June 30, 2025	
	Amount	% of total loans	Amount	% of total loans	Amount	% of total loans
Commercial portfolio:						
Commercial and industrial	$ 1,307,075	25.4 %	$ 1,293,879	25.7 %	$ 1,196,804	25.4 %
Multifamily	1,861,575	36.2 %	1,776,477	35.3 %	1,406,193	29.8 %
Commercial real estate	436,144	8.5 %	379,922	7.5 %	422,068	9.0 %
Construction and land development	16,652	0.2 %	16,115	0.3 %	20,330	0.4 %
Total commercial portfolio	3,621,446	70.3 %	3,466,393	68.8 %	3,045,395	64.6 %
Retail portfolio:						
Residential real estate lending	1,199,552	23.3 %	1,226,041	24.4 %	1,292,013	27.4 %
Consumer solar	303,538	5.9 %	315,030	6.3 %	345,604	7.3 %
Consumer and other	24,549	0.5 %	25,894	0.5 %	31,332	0.7 %
Total retail portfolio	1,527,639	29.7 %	1,566,965	31.2 %	1,668,949	35.4 %
Total loans held for investment	5,149,085	100.0 %	5,033,358	100.0 %	4,714,344	100.0 %
Allowance for credit losses	(68,939)		(68,155)		(58,998)	
Loans receivable, net	$ 5,080,146		$ 4,965,203		$ 4,655,346	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	206,302	15.5 %	215,198	16.6 %	178,247	14.7 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	365,470	27.3 %	334,509	25.8 %	278,006	22.9 %
Residential PACE assessments	765,398	57.2 %	747,319	57.6 %	759,871	62.4 %
Total Held-to-maturity PACE assessments	1,130,868	84.5 %	1,081,828	83.4 %	1,037,877	85.3 %
Total PACE assessments	1,337,170	100.0 %	1,297,026	100.0 %	1,216,124	100.0 %
Allowance for credit losses	(749)		(709)		(657)	
Total PACE assessments, net	$ 1,336,421		$ 1,296,317		$ 1,215,467	
Loans receivable, net and total PACE assessments, net as a % of Deposits	75.9%		76.6%		75.9%	

12

Net Interest Income Analysis

(In thousands)	Three Months Ended								
	June 30, 2026			March 31, 2026			June 30, 2025		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 187,933	$ 1,592	3.40%	$ 196,826	$ 1,653	3.41%	$ 161,965	$ 1,639	4.06%
Securities(1)	3,807,977	48,628	5.12%	3,452,338	43,427	5.10%	3,361,812	42,850	5.11%
Resell agreements	63,570	924	5.83%	52,832	762	5.85%	52,621	887	6.76%
Loans receivable, net (2)	5,080,371	66,019	5.21%	4,970,997	63,471	5.18%	4,659,667	58,723	5.05%
Total interest-earning assets	9,139,851	117,163	5.14%	8,672,993	109,313	5.11%	8,236,065	104,099	5.07%
Non-interest-earning assets:									
Cash and due from banks	4,024			5,907			5,622		
Other assets	195,172			208,084			203,992		
Total assets	$ 9,339,047			$ 8,886,984			$ 8,445,679		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 4,793,149	$ 28,845	2.41%	$ 4,491,313	$ 27,043	2.44%	$ 4,457,620	$ 28,653	2.58%
Time deposits	226,525	1,718	3.04%	207,695	1,571	3.07%	218,835	1,940	3.56%
Total interest-bearing deposits	5,019,674	30,563	2.44%	4,699,008	28,614	2.47%	4,676,455	30,593	2.62%
Borrowings	68,705	543	3.17%	69,554	543	3.17%	75,741	597	3.16%
Total interest-bearing liabilities	5,088,379	31,106	2.45%	4,768,562	29,157	2.48%	4,752,196	31,190	2.63%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,369,805			3,229,756			2,895,845		
Other liabilities	62,276			77,523			56,203		
Total liabilities	8,520,460			8,075,841			7,704,244		
Stockholders' equity	818,587			811,143			741,435		
Total liabilities and stockholders' equity	$ 9,339,047			$ 8,886,984			$ 8,445,679		
Net interest income / interest rate spread		$ 86,057	2.69%		$ 80,156	2.63%		$ 72,909	2.44%
Net interest-earning assets / net interest margin	$ 4,051,472		3.78%	$ 3,904,431		3.75%	$ 3,483,869		3.55%
Total deposits / total cost of deposits	$ 8,389,479		1.46%	$ 7,928,764		1.46%	$ 7,572,300		1.62%
Total funding / total cost of funds	$ 8,458,184		1.48%	$ 7,998,318		1.48%	$ 7,648,041		1.64%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in 2Q2026, 1Q2026, or 2Q2025 of $526, $49, and $200, respectively (in thousands).

13

Net Interest Income Analysis

	Six Months Ended					
	June 30, 2026			June 30, 2025		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 192,639	$ 3,246	3.40%	$ 141,756	$ 2,833	4.03%
Securities [(1)]	3,631,139	92,055	5.11%	3,291,591	83,717	5.13%
Resell agreements	58,231	1,686	5.84%	41,457	1,673	8.14%
Total loans, net[(2)]	5,025,986	129,490	5.20%	4,677,367	116,566	5.03%
Total interest-earning assets	8,907,995	226,477	5.13%	8,152,171	204,789	5.07%
Non-interest-earning assets:						
Cash and due from banks	4,676			5,335		
Other assets	201,593			212,245		
Total assets	$ 9,114,264			$ 8,369,751		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 4,643,065	$ 55,888	2.43%	$ 4,350,797	$ 55,459	2.57%
Time deposits	217,162	3,289	3.05%	225,721	4,051	3.62%
Total interest-bearing deposits	4,860,227	59,177	2.46%	4,576,518	59,510	2.62%
Borrowings	69,127	1,087	3.17%	104,879	1,793	3.45%
Total interest-bearing liabilities	4,929,354	60,264	2.47%	4,681,397	61,303	2.64%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,300,167			2,898,439		
Other liabilities	69,857			57,955		
Total liabilities	8,299,378			7,637,791		
Stockholders' equity	814,886			731,960		
Total liabilities and stockholders' equity	$ 9,114,264			$ 8,369,751		
Net interest income / interest rate spread		$ 166,213	2.66%		$ 143,486	2.43%
Net interest-earning assets / net interest margin	$ 3,978,641		3.76%	$ 3,470,774		3.55%
Total deposits / total cost of deposits	$ 8,160,394		1.46%	$ 7,474,957		1.61%
Total funding / total cost of funds	$ 8,229,521		1.48%	$ 7,579,836		1.63%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in June YTD 2026 and June YTD 2025 of $575 thousand and $200 thousand, respectively.

14

Deposit Portfolio Composition

	Three Months Ended					
	June 30, 2026		March 31, 2026		June 30, 2025	
(In thousands)	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 3,286,325	$ 3,369,806	$ 3,316,268	$ 3,229,756	$ 2,810,489	$ 2,895,845
NOW accounts	183,532	177,893	184,010	179,923	177,494	177,312
Money market deposit accounts	4,428,188	4,285,511	4,145,115	3,982,258	4,216,318	3,950,346
Savings accounts	322,508	329,744	328,476	329,132	330,892	329,962
Time deposits	237,861	226,525	204,215	207,695	198,079	218,835
Total deposits	$ 8,458,414	$ 8,389,479	$ 8,178,084	$ 7,928,764	$ 7,733,272	$ 7,572,300

	Three Months Ended					
	June 30, 2026		March 31, 2026		June 30, 2025	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.41 %	0.39 %	0.37 %	0.40 %	0.68 %	0.72 %
Money market deposit accounts	2.58 %	2.60 %	2.52 %	2.65 %	2.70 %	2.77 %
Savings accounts	1.00 %	1.03 %	1.01 %	1.02 %	1.32 %	1.30 %
Time deposits	2.90 %	3.04 %	3.03 %	3.07 %	3.22 %	3.56 %
Total deposits	1.48 %	1.46 %	1.40 %	1.46 %	1.63 %	1.62 %
Interest-bearing deposits	2.42 %	2.44 %	2.36 %	2.47 %	2.56 %	2.62 %

[(1)] Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

15

Asset Quality (In thousands) June 30, 2026 March 31, 2026 June 30, 2025 Loans 90 days past due and accruing $ 98 $ — $ — Nonaccrual loans held for sale 459 459 459 Nonaccrual loans - Commercial 96,030 92,884 27,501 Nonaccrual loans - Retail 6,103 5,511 7,199 Nonaccrual securities 2 3 6 Total nonperforming assets $ 102,692 $ 98,857 $ 35,165 Nonaccrual loans: Commercial and industrial $ 112 $ — $ 12,501 Multifamily 87,115 81,820 — Commercial real estate — — 3,893 Construction and land development 8,803 11,064 11,107 Total commercial portfolio 96,030 92,884 27,501 Residential real estate lending 3,525 1,987 3,805 Consumer solar 2,414 3,350 3,193 Consumer and other 164 174 201 Total retail portfolio 6,103 5,511 7,199 Total nonaccrual loans $ 102,133 $ 98,395 $ 34,700 16

Credit Quality

($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Criticized and classified loans			
Commercial and industrial	$ 31,952	$ 41,685	$ 64,305
Multifamily	100,080	93,893	11,324
Commercial real estate	—	3,277	3,893
Construction and land development	14,002	16,272	11,107
Residential real estate lending	3,525	2,446	3,805
Consumer solar	2,414	3,350	3,193
Consumer and other	164	174	201
Total loans	$ 152,137	$ 161,097	$ 97,828
Criticized and classified loans to total loans			
Commercial and industrial	0.62 %	0.83 %	1.36 %
Multifamily	1.94 %	1.87 %	0.24 %
Commercial real estate	— %	0.07 %	0.08 %
Construction and land development	0.27 %	0.32 %	0.24 %
Residential real estate lending	0.07 %	0.05 %	0.08 %
Consumer solar	0.05 %	0.07 %	0.07 %
Consumer and other	— %	— %	— %
Total loans	2.95 %	3.21 %	2.07 %

	June 30, 2026		March 31, 2026		June 30, 2025	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	0.06 %	0.90 %	0.26 %	0.87 %	0.32 %	1.42 %
Multifamily	— %	0.96 %	0.02 %	0.95 %	— %	0.20 %
Commercial real estate	— %	0.44 %	— %	0.45 %	— %	0.49 %
Construction and land development	— %	0.07 %	— %	9.08 %	— %	6.33 %
Residential real estate lending	(0.02)%	0.57 %	(0.04)%	0.57 %	(0.01)%	0.69 %
Consumer solar	3.91 %	9.83 %	3.08 %	9.19 %	2.91 %	7.26 %
Consumer and other	0.09 %	3.29 %	0.84 %	3.36 %	0.07 %	5.74 %
Total loans	0.25 %	1.34 %	0.27 %	1.35 %	0.30 %	1.25 %

17

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Six Months Ended	
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Core operating revenue					
Net Interest Income (GAAP)	$ 86,057	$ 80,156	$ 72,909	$ 166,213	$ 143,486
Non-interest income (GAAP)	12,304	13,286	8,025	25,590	14,430
Add: Loss on Sale of Securities and Other Assets	39	822	1,041	861	1,721
Less: ICS One-Way Sell Fee Income[1]	(2,303)	(2,908)	(102)	(5,211)	(111)
Add: Loss and changes in fair value of loans held-for-sale[2]	—	—	—	—	(837)
Add: Tax (credits) depreciation on solar investments[3]	—	—	310	—	3,179
Core operating revenue (non-GAAP)	$ 96,097	$ 91,356	$ 82,183	$ 187,453	$ 161,868
Core non-interest expense					
Non-interest expense (GAAP)	$ 47,312	$ 45,888	$ 40,584	$ 93,200	$ 82,234
Less: Severance costs[4]	(80)	(622)	(142)	(702)	(267)
Core non-interest expense (non-GAAP)	$ 47,232	$ 45,266	$ 40,442	$ 92,498	$ 81,967
Core net income					
Net Income (GAAP)	$ 34,766	$ 25,223	$ 25,989	$ 59,989	$ 51,017
Add: Loss on Sale of Securities and Other Assets	39	822	1,041	861	1,721
Less: ICS One-Way Sell Fee Income[1]	(2,303)	(2,908)	(102)	(5,211)	(111)
Add: Loss and changes in fair value of loans held-for-sale[2]	—	—	—	—	(837)
Add: Severance costs[4]	80	622	142	702	267
Add: Tax (credits) depreciation on solar investments[3]	—	—	310	—	3,179
Add: Tax benefit (expense) on notable items	555	380	(371)	935	(1,109)
Core net income (non-GAAP)	$ 33,137	$ 24,139	$ 27,009	$ 57,276	$ 54,127
Tangible common equity					
Stockholders' equity (GAAP)	$ 834,993	$ 807,574	$ 753,984	$ 834,993	$ 753,984
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(704)	(808)	(1,200)	(704)	(1,200)
Tangible common equity (non-GAAP)	$ 821,353	$ 793,830	$ 739,848	$ 821,353	$ 739,848
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 818,587	$ 811,143	$ 741,435	$ 814,886	$ 731,960
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(754)	(859)	(1,270)	(806)	(1,341)
Average tangible common equity (non-GAAP)	$ 804,897	$ 797,348	$ 727,229	$ 801,144	$ 717,683

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in changes in fair value of loans held-for-sale in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in compensation and employee benefits in the Consolidated Statements of Income

18